FOR IMMEDIATE RELEASE

AMAG PHARMACEUTICALS APPOINTS NEW MEMBERS TO BOARD OF DIRECTORS

WALTHAM, Mass. April 12, 2019 – AMAG Pharmaceuticals, Inc. (NASDAQ:AMAG) today announced the election of two new members to its Board of Directors—Anne Phillips, M.D., senior vice president, clinical development, medical and regulatory affairs for Novo Nordisk, Inc. and Kathrine O'Brien, former vice president and general manager, skin and marketing services for Unilever PLC. In addition, after serving on AMAG’s board for nearly 10 years, Lesley Russell, M.D. will not be a nominee for election at the Company's 2019 annual meeting of stockholders.

“We are pleased to welcome Dr. Phillips and Ms. O’Brien to AMAG’s board,” said Gino Santini, chairman of the board of AMAG. “As AMAG continues to invest and focus on the development and commercialization of novel pharmaceutical products that address unmet medical needs, the deep experience and expertise that Dr. Phillips and Ms. O’Brien each bring will be invaluable to AMAG. On behalf of the board, we also want to thank Dr. Russell for her valuable perspective and support as the company transforms its focus on more development stage opportunities.”

Dr. Phillips’ extensive clinical development background and Ms. O’Brien’s broad direct-to-consumer digital marketing experience will help to support and guide AMAG’s growing pipeline and its commercialized women’s health products.

Dr. Phillips brings more than 25 years of drug development, clinical operations, medical and regulatory experience to the AMAG board. In her current role at Novo Nordisk, Dr. Phillips is responsible for the clinical development of the Novo Nordisk portfolio of compounds, including product lifecycle initiatives. She is also a director on the board of Trevana, Inc. (NASDAQ:TRVN). Dr. Phillips is a Fellow of The Royal College of Physicians and Surgeons of Canada, and earned a medical degree from the University of Toronto and received a Bachelor of Sciences from the University of Western Ontario.

Ms. O’Brien is an experienced consumer marketing executive with a focus on women’s personal care products. She joins the board with a deep understanding and knowledge of consumer and digital engagement. In her most recent role at Unilever, Ms. O’Brien initiated, implemented and led direct-to-consumer digital marketing strategies for the skin care business. She is also a director on the board of Tabala Rasa Healthcare, Inc. (NASDAQ:TRHC). Ms. O’Brien holds a Bachelor of Arts in economics from Boston College and a Master of Business Administration from Columbia University.

About AMAG
AMAG is a pharmaceutical company focused on bringing innovative products to patients with unmet medical needs. The company does this by leveraging its development and commercial expertise to invest in and grow its pharmaceutical products across a range of therapeutic areas, including women’s health. For additional company information, please visit www.amagpharma.com.

Forward-Looking Statements
This press release contains forward-looking information about AMAG Pharmaceuticals, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, Dr. Phillips’ and Ms. O’Brien’s expected contributions to AMAG’s board and AMAG’s beliefs that Dr. Phillips’ and Ms. O’Brien’s experience will help to support and guide AMAG’s growing pipeline and its commercialized women’s health products are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, those risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (the SEC), including its Annual Report on Form 10‐K for the year ended December 31, 2018, and subsequent filings with the SEC, which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward‐looking statements, which speak only as of the date they are made.
AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward‐looking statements.
AMAG Pharmaceuticals® is a registered trademark of AMAG Pharmaceuticals, Inc.

AMAG Pharmaceuticals Contacts:
Investors:
Linda Lennox
908-627-3424

Media:
Sarah Connors
781-296-0722